SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 15, 2001


                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Arizona                      1-8962                  86-0512431
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona       85072-3999
        (Address of principal executive offices)               (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

     SunCor Development Company ("SunCor"), a wholly-owned subsidiary of Pinnacle West Capital Corporation (the "Company"), is a party to a lawsuit pending in Maricopa County Superior Court entitled SUNCOR DEVELOPMENT COMPANY V. BERGSTROM CORPORATION, CV 98-11472. On March 15, 2001, a jury returned a verdict against SunCor in the amount of $28.6 million, $25.7 million of which represents a punitive damage award. The verdict was based on the Bergstrom Corporation's claims that it was defrauded in connection with the acquisition of approximately ten acres of land in a SunCor commercial development and a subsequent settlement agreement relating to those claims. SunCor believes that the verdict is neither supported by the evidence or the law and intends to vigorously pursue post-trial motions and, if necessary, an appeal.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PINNACLE WEST CAPITAL CORPORATION
                                    (Registrant)


Dated: March 19, 2001               By: Barbara M. Gomez
                                        ----------------------------------------
                                        Barbara M. Gomez
                                        Treasurer

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